Balance Sheets

 Ricketts Enterprises International, Inc. - December 31, 1995
BAP Acquisition Corp and Its Subsidiaries - September 30, 1996



                           ASSETS:


                                     9/30/96       12/31/95
CURRENT ASSETS                     Unaudited       Audited
Cash                                $              $
Accounts Receivable                    9,087          4,609
Prepaid Expenses                       4,357          1,666
Deposits                                 185
                                    ---------      ---------
Total Current Assets                $ 13,629       $  6,275
                                    ---------      ---------

PROPERTY, PLANT AND EQUIPMENT
Equipment and Furniture             $ 10,621       $ 10,452
Buildings                            387,750        387,750
Land                                  86,170         86,170
Less: Accumulated Depreciation       <15,283>       < 6,331>
                                    ---------      ---------
Total Property, Plant and
   Equipment                        $469,258       $478,041
                                    ---------      ---------
OTHER ASSETS
Organizational Costs
(net of Amortization)               $ 57,163       $ 58,255
                                    ---------      ---------

TOTAL ASSETS                        $540,050       $542,571
                                    =========      =========


            LIABILITIES AND STOCKHOLDER'S EQUITY:


                         LIABILITIES:

CURRENT LIABILITIES
Cash Deficit                        $     19       $  2,855
Accounts Payable                      30,306         29,402
Current Maturities of Debt             4,816          4,816
                                    ---------      ---------
Total Current Liabilities           $ 35,141       $ 37,073
                                    ---------      ---------
LONG-TERM LIABILITIES
Mortgages Payable                   $142,691       $148,148
Less: Current Maturities              <4,861>        <4,816>
                                    ---------      ---------
Total Long-Term Liabilities         $137,830       $143,332
                                    ---------      ---------
TOTAL LIABILITIES                   $172,971       $180,405
                                    ---------      ---------



                     STOCKHOLDER'S EQUITY:


Common Stock                        $  4,665       $  4,655
Additional Paid in Capital           347,550        347,550
Retained Earnings                      9,961          9,961
Year to Date Profit                    4,903
                                    ---------      ---------
Total Stockholder's Equity          $367,079       $362,166
                                    ---------      ---------
TOTAL LIABILITIES AND
   STOCKHOLDER'S EQUITY             $540,050       $542,571
                                    =========      =========

See accountants report